UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Ocean Bio-Chem, Inc.

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OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue

Fort Lauderdale, Florida 33314

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. will be held on Friday, May 29, 2015 at 10:00 a.m., Eastern Daylight Time, at our corporate offices located at 4041 S. W. 47th Avenue, Fort Lauderdale, Florida 33314 for the following purposes:

1.	To elect eight directors to serve until the annual meeting of shareholders in 2016 or until their respective successors have been duly elected and qualified;

2.	To vote on a proposal to ratify the appointment of Goldstein Schechter Koch P.A. as the Company's independent registered public accounting firm for 2015;

3.	To vote on a proposal to approve the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan;

4.	To vote, on an advisory basis, on a proposal to approve the compensation of our named executive officers; and

5.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 2, 2015 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, we encourage you to complete and return your proxy card or voting instruction form at your earliest convenience.

By Order of the Board of Directors

Peter G. Dornau
Chairman and Chief Executive Officer

Fort Lauderdale, Florida

April 30, 2015

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on May 29, 2015:

The Proxy Statement and the 2014 Annual Report to Shareholders are available at http://materials.proxyvote.com/674631.

OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue

Fort Lauderdale, Florida 33314

PROXY STATEMENT

General

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Ocean Bio-Chem, Inc. of proxies to be voted at our Annual Meeting of Shareholders and at any postponement or adjournment of the meeting. Our Annual Meeting will be held at 10 a.m., Eastern Daylight Time, on May 29, 2015, at our corporate offices located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314.

Our proxy materials are being made available to our shareholders beginning on or about April 30, 2015.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on April 2, 2015, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, 8,922,118 shares of our common stock were outstanding.

Each holder of record of our common stock as of the record date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Directors are elected by a plurality of votes cast. For purposes of the vote at the annual meeting, this means that the eight nominees with the highest number of votes will be elected. Under Florida law, action on a matter other than the election of directors generally is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, abstentions, although counted for purposes of determining whether there is a quorum, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in vote totals, but, if deemed represented for any purpose at the meeting, will be counted for purposes of determining whether there is a quorum at the meeting.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the eight nominees named in this proxy statement, “FOR” ratification of the appointment of Goldstein Schechter Koch P.A. as our independent registered public accounting firm for 2015, “FOR” adoption of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan and “FOR” approval, on an advisory basis, of the compensation of our named executive officers. You may revoke your proxy at any time prior to its use by delivering or mailing to our Corporate Secretary at the address listed above a signed notice of revocation or a later-dated signed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail, in person or by telephone. We will pay all costs of the solicitation. We also will reimburse brokerage houses and other nominees for forwarding proxy materials to beneficial owners.

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PROPOSAL 1. ELECTION OF DIRECTORS

Nominees for Election and Executive Officers

At the annual meeting, eight directors are to be elected for a one-year term expiring at our 2016 annual meeting or until their successors have been duly elected and qualified. Four of our directors also are our executive officers.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

Name	Position With the Company	Age

Peter G. Dornau	Chairman of the Board, President and Chief Executive Officer	75

Jeffrey S. Barocas	Vice President – Finance, Chief Financial Officer and Director	67

Gregor M. Dornau	Vice President - Sales & Marketing and Director	46

William W. Dudman	Vice President - Operations, Secretary and Director	50

Sonia B. Beard	Director	44

Diana Mazuelos Conard	Director	44

James M. Kolisch	Director	64

John B. Turner	Director	68

Peter G. Dornau is our co-founder and has served as our Chairman of the Board, President and Chief Executive Officer since 1973.

Jeffrey S. Barocas joined our company in December 2006 and has been our Vice President-Finance and Chief Financial Officer since March 2007. Prior to joining Ocean Bio-Chem, Inc., he was Chief Financial Officer of Quality Communications of Florida. He has been a director since August 2007.

Gregor M. Dornau has been our Vice President - Sales & Marketing since August 2007. He has been employed by us since 1990 and has been a director since August 2007. He is the son of Peter G. Dornau.

William W. Dudman joined our company in April 2004 as our Vice President - Operations and Secretary. Prior to joining Ocean Bio-Chem, Inc., he held various management positions within the marine industry, most recently with West Marine, Inc., from May 1999 to April 2004. He has been a director since August 2007.

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Sonia B. Beard has been a director since April 2003. Since 1997, she has served in several capacities for Walt Disney Parks & Resorts, most recently as Manager of Operations Initiatives since 2007.  Previously, Ms. Beard worked in the audit department for Price Waterhouse (a predecessor to PricewaterhouseCoopers LLP) in Miami. Ms. Beard has over 15 years of financial experience and is a Certified Public Accountant (inactive). She serves as the Chairperson of the Audit Committee and serves on the Equity Grant Committee.

Diana Mazuelos Conard has been a director since April 2011. Ms. Conard has served in several capacities for Franklin Templeton Investments since 2009, including Director of Multi-Asset Solutions since July 2013, Director of Global Strategic Services from 2009 to 2013 and Vice President - Client Relationship Manager from 2005 to 2009. Ms. Conard serves on the Audit Committee and the Equity Grant Committee.

James M. Kolisch has been a director since May 1998. Mr. Kolisch serves as Regional Executive Vice President of USI Insurance Services LLC., which sources most of our insurance needs, and its predecessor company for approximately 30 years.

John B. Turner has been a director since June 2000. He is currently retired. Prior to his retirement in March 1995, he was an insurance executive with Prudential Insurance Corp. for over 25 years. Mr. Turner serves as Chairperson of the Equity Grant Committee and serves on the Audit Committee.

Messrs. Peter and Gregor Dornau, Barocas and Dudman are executive officers of our company and have intimate knowledge of, and provide valuable perspectives to the entire Board regarding, our sales, marketing, operations and finance. Ms. Beard's accounting and operations experience enables her to provide valuable insights to the Board on financial matters. Her background renders her well-qualified to lead the Audit Committee in its oversight function with respect to the integrity of our financial statements, our internal controls and other matters. Ms. Conard's background as an executive with Franklin Templeton Investments enables her to provide valuable insights to both the Board and the Audit Committee on financial matters. Mr. Kolisch's experience assisting our company in locating appropriate insurance coverage enables him to provide insights regarding risk management of our assets and operations. Mr. Turner's insurance and business experience enables him also to contribute meaningfully to the Board's risk assessments.

All directors serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each executive officer serves at the discretion of the Board of Directors.

The Board of Directors unanimously recommends a vote FOR each of its nominees.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that each of Sonia B. Beard, Diana Mazuelos Conard and John B. Turner is an independent director within the meaning of the rules of The Nasdaq Stock Market, which we refer to as “Nasdaq.” In addition, the Board has determined that each of the members of the Audit Committee is also independent within the meaning of Nasdaq rules, including additional independence requirements relating to audit committee members. Because Peter G. Dornau, our President and Chief Executive Officer, directly and indirectly beneficially owns a majority of our shares, we qualify as a “controlled company” under Nasdaq rules and, accordingly, we are exempt from requirements to have a majority of independent directors; to have compensation of executive officers determined or recommended to the Board of Directors by a majority of the independent directors or by a compensation committee consisting solely of independent directors; or to have director nominees selected by or recommended to the Board of Directors by a majority of the independent directors or by a nominations committee comprised solely of independent directors.

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In light of these exemptions, and because we believe that, under the circumstances, it is appropriate for Mr. Peter Dornau to participate meaningfully in determinations regarding executive compensation and selection of nominees for election to the Board of Directors, we are of the view that it is appropriate not to have compensation or nominations committees. All directors participate in consideration of executive officer compensation and director nominations, although grants of equity awards are subject to approval of the Equity Grant Committee.

Executive Sessions of Independent Directors

Executive sessions of independent directors are held at least four times a year telephonically, and the directors meet in person when deemed appropriate.

Board Leadership Structure and Risk Oversight

Peter G. Dornau, our Chairman of the Board, also is our Chief Executive Officer. We believe that it is appropriate for Mr. Dornau to serve both as our Chairman of the Board and Chief Executive Officer because, as a co-founder of our company and Chief Executive Officer for over 40 years, he is intimately familiar with our business and most capable of effectively identifying strategic priorities and leading directors’ discussions on important matters relating to our business operations. We do not have a lead independent director.

The Board, principally through the Audit Committee, addresses risk oversight of Ocean Bio-Chem, Inc. through discussion with management concerning risk issues, typically during the course of Audit Committee meetings. We do not believe this process has a material effect on our leadership structure.

Board of Directors and Board Committees

The Board of Directors held two meetings during 2014. All directors attended at least 75 percent of the total number of meetings of the Board and the Board committees of which the director was a member during 2014. The Board encourages directors to attend our annual meeting of shareholders. All Board members attended the 2014 annual meeting.

Audit Committee

The members of the Audit Committee are Ms. Beard (Chairperson), Mr. Turner and Ms. Conard. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to our financial reports and financial reporting process; the independence and performance of our independent auditors; the adequacy of our internal controls; and our compliance with legal and regulatory requirements. The charter of the Audit Committee is available on our website at http://oceanbiochem.com/obci/images/pdf/3406_001.pdf.

The Board of Directors has determined that Ms. Beard is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission regulations.

The Audit Committee met five times during 2014.

Equity Grant Committee

The members of the Equity Grant Committee are Mr. Turner (Chairperson) and Mses. Beard and Conard. The Equity Grant Committee administers our equity compensation plans. The Equity Grant Committee did not meet in 2014, but took action by unanimous written consent.

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Director Nominations

Directors are not required to meet any specific or minimum qualifications or diversity criteria to be eligible for nomination. The Board attempts to identify persons who have the requisite experience and expertise to contribute meaningfully to our company.

The Board will consider shareholder recommendations of candidates for nomination to the Board of Directors. Recommendations by shareholders must be in writing, must include the full name of the proposed candidate, a brief description of the proposed candidate's business experience for at least the previous five years, and a representation that the recommending shareholder is a beneficial or record owner of our common stock. Any recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and serve as a director if elected. Recommendations must be delivered to the Board at the following address:

Board of Directors

Ocean Bio-Chem, Inc.

4041 SW 47th Avenue

Fort Lauderdale, Florida 33314-4023

The Board may seek additional information regarding the candidate and the shareholder recommending the candidate. All potential candidates will be considered in the same manner regardless of the source of the recommendation.

Communications with the Board

Shareholders and other interested persons may communicate with the Board of Directors by writing to: Board of Directors, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. In addition, shareholders and other interested parties may contact the Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to: Audit Committee, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Communications to the Board of Directors regarding accounting, internal accounting controls or auditing matters will be referred to the Audit Committee. You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially. In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to any particular director, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to the Audit Committee, the Corporate Secretary will send appropriate shareholder communications to the Chairperson of the committee.

Code of Ethics

We have a Code of Ethics applicable to all of our officers, other employees and directors. The Code of Ethics is available on our website at http://oceanbiochem.com/obci/code-of-ethics.html. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Ethics by disclosing such matters in the “About Us” section of our website, http://oceanbiochem.com/obci.

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Compensation of Directors

Each director who is not an employee of the Company receives fees of $1,000 for attendance at each regular meeting of the Board of Directors or Board committee ($400 for attendance at audit committee meetings and special meetings of the Board of Directors; prior to September 2014, Audit Committee members received $1,000 per Audit Committee meeting attended); for this purpose, all Board of Directors and Board committee meetings held on the same or on contiguous days are treated as if they constitute a single meeting. Any director may waive the receipt of the fees (Ms. Conard and Mr. Turner waived all compensation in 2014 and, therefore, did not receive any fees).

The following table provides information regarding compensation for our non-employee directors in 2014. The table does not include amounts for reimbursement of expenses related to attending Board or Board committee meetings. The table also does not include compensation for Messrs. Peter Dornau, Gregor Dornau, Barocas and Dudman, our executive officers, whose compensation is included in the Summary Compensation Table.

DIRECTOR COMPENSATION - 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sonia B. Beard	$4,200	-	-	-	-	-	$4,200
James M Kolisch	$1,400	-	-	-	-	-	$1,400
Diana Mazuelos Conard	-	-	-	-	-	-	-
John B. Turner	-	-	-	-	-	-	-

(1)	At December 31, 2014, the number of shares underlying stock options held by directors listed in the table were as follows: Ms. Beard, 35,000 shares;
Mr. Turner, 35,000 shares; and Mr. Kolisch, 35,000 shares.

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SUMMARY COMPENSATION TABLE – 2014

The following table sets forth information regarding the compensation for 2014 and 2013 with respect to our Chief Executive Officer, Chief Financial Officer and each of our other executive officers. We sometimes refer to these persons as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter G. Dornau Chief Executive Officer	2014 2013	141,713 135,390	30,000 30,000	43,425 39,600	- -	- -	- -	- -	215,138 204,990

Gregor M. Dornau Vice President - Sales & Marketing	2014 2013	178,136 168,720	30,000 30,000	43,425 39,600	- -	- -	- -	- -	251,561 238,320

Jeffrey S. Barocas Chief Financial Officer	2014 2013	157,308 149,980	30,000 30,000	43,425 39,600	- -	- -	- -	- -	230,733 219,580

William Dudman Vice President - Operations	2014 2013	158,346 154,400	30,000 30,000	43,425 39,600	- -	- -	- -	- -	231,771 224,000

(1)	The amounts shown for stock awards are equal to the grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The stock awards vested immediately upon grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2014

No outstanding equity awards were held by the named executive officers at December 31, 2014.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2014

The following table addresses shares underlying outstanding stock options, and the number of additional shares available for grant under our Omnibus Equity Compensation Plan, which currently is our only active equity compensation plan. As described below, we are seeking shareholder approval of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan. If shareholders approve the plan, no further grants will be made under our Omnibus Equity Compensation Plan.

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	140,000	$1.18	130,000

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 31, 2015 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of our common stock; (ii) each director and each nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to the person’s name.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Peter G. Dornau	4,705,370	(2)	52.7%
Jeffrey S. Barocas	131,031		1.5%
William W. Dudman	214,610		2.4%
Gregor M. Dornau	414,960		4.7%
James M. Kolisch	66,266	(3)	*
John B. Turner	79,594	(4)	*
Sonia B. Beard	35,000	(5)	*
Diana Mazuelos Conard	-		*
All directors and officers as a group (8 persons)	5,646,831	(6)	63.3%

*	Less than one percent.

(1)	Applicable percentage of ownership is based on 8,922,118 shares of our common stock outstanding as of March 31, 2015. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options exercisable currently or within 60 days of March 31, 2015 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 4,447,628 shares held by the Peter Dornau Family, LLC, a Florida limited liability company of which Mr. Dornau is the sole managing member. . Mr. Dornau's address is Ocean Bio-Chem, Inc., 4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314. The Peter Dornau Family LLC's address is c/o Peter G. Dornau, at the address listed in the previous sentence.

(3)	Includes 35,000 shares that are subject to currently exercisable stock options.

(4)	Includes 35,000 shares that are subject to currently exercisable stock options.

(5)	Includes 35,000 shares that are subject to currently exercisable stock options.

(6)	Includes 105,000 shares that are subject to currently exercisable stock options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

During 2014, as in previous years, we sold products to companies affiliated with Peter G. Dornau, our Chairman, President and Chief Executive Officer. The affiliated companies distribute the products outside of the United States and Canada. We also provide administrative services to these companies. In 2014, sales to the affiliated companies aggregated approximately $1,956,000, and administrative fees aggregated approximately $478,000. At December 31, 2014, we had accounts receivable from the affiliated companies of approximately $715,000 in connection with the product sales and administrative services. Transactions with the affiliated companies were made in the ordinary course of business. While the terms of the sales to the affiliated companies differed from the terms of sale to other customers, the affiliated companies bear their own warehousing, distribution, advertising, selling and marketing costs, as well as their own freight charges (the Company pays freight charges in connection with sales to its domestic customers on all but small orders). Moreover, the Company does not pay sales commissions with respect to products sold to the affiliated companies. As a result, the Company believes its profit margins with respect to sales to the affiliated companies are similar to the profit margins it realizes with respect to sales to its larger domestic customers. Management believes that the sales transactions did not involve more than normal credit risk or present other unfavorable features.

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One of our subsidiaries currently uses the services of an entity that is owned by Mr. Peter Dornau to conduct product research and development and to assist in the production of television commercials. In 2014, we paid the entity $42,000 for research and development services and $40,000 as a prepayment for the production of television commercials.

We lease our executive offices and warehouse facilities in Fort Lauderdale, Florida from an entity controlled by Mr. Peter Dornau. On May 16, 2013, we renewed the lease through December 31, 2023. The lease requires minimum base rent of $94,800 and provides for a maximum annual 2% increase in subsequent years, although the leasing entity has not raised the minimum base rent since we entered into the initial lease in 1988. Additionally, the leasing entity is entitled to reimbursement of all taxes, assessments, and any other expenses that arise from ownership. Each of the parties to the lease has agreed to review the terms of the lease every three years if requested by the other party. Rent expense under the lease during 2014 was approximately $97,000. We believe that our rental payments under the lease are below prevailing market rates.

James M. Kolisch, one of our directors, is Regional Executive Vice President of USI Insurance Services, an entity from which we source most of our insurance needs at an arm’s length competitive basis. In 2014, we paid an aggregate of approximately $811,000 in insurance premiums on policies obtained through USI Insurance Services, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of Ocean Bio-Chem, Inc.’s financial statements and compliance with legal and regulatory requirements. Management has responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Ocean Bio-Chem, Inc.’s internal control over financial reporting. Goldstein Schechter Koch P.A., Ocean Bio-Chem, Inc.’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of Ocean Bio-Chem’s audited financial statements to accounting principles generally accepted in the United States of America and on whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ocean Bio-Chem, Inc.

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In this context, the Audit Committee hereby reports as follows:

(1)	The Audit Committee has reviewed and discussed with management and Goldstein Schechter Koch P.A. the audited financial statements and management’s evaluation of Ocean Bio-Chem, Inc.’s internal control over financial reporting.

(2)	The Audit Committee has discussed with Goldstein Schechter Koch P.A. the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees.”

(3)	The Audit Committee has received the written disclosures and the letter from Goldstein Schechter Koch P.A. required by applicable requirements of the Public Company Accounting Oversight Board regarding Goldstein Schechter Koch P.A.’s communications with the Audit Committee concerning independence, and has discussed with Goldstein Schechter Koch P.A. that firm’s independence.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocean Bio-Chem, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Sonia B. Beard, Chairperson

Diana Mazuelos Conard

John B. Turner

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PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Goldstein Schechter Koch P.A. as our independent registered public accounting firm for 2015. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Goldstein Schechter Koch P.A. to our shareholders for ratification as a matter of good corporate governance practice. If our shareholders do not ratify the Audit Committee’s selection, the audit committee may reconsider its selection. Even if the selection is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during 2015 if it determines that selection of a different firm would be in the best interests of our company. Representatives of Goldstein Schechter Koch P.A. are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Your Board unanimously recommends a vote FOR ratification of the appointment of Goldstein Schechter Koch P.A.

Fees Paid to Independent Registered Public Accounting Firm

Fees related to the 2014 and 2013 fiscal years payable to Goldstein Schechter Koch P.A., are set forth in the table below:

	2014	2013
Audit Fees	$68,700	$67,800
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$68,700	$67,800

The audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports filed with the SEC.

PROPOSAL 3. APPROVAL OF THE OCEAN BIO-CHEM, INC. 2015 EQUITY COMPENSATION PLAN

On March 31, 2015, the Board approved the adoption of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan (the “Plan”), subject to approval by our shareholders at the Annual Meeting. Shareholder approval is being sought (i) in order to meet the Nasdaq continued listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), as described below, and (iii) in order for incentive stock options to meet the requirements of the Code.

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We currently maintain the Ocean Bio-Chem, Inc. Omnibus Equity Compensation Plan (the “Previous Plan”). Our Board of Directors believes it advisable to adopt a new comprehensive equity compensation plan, as only 130,000 shares remain available for grant under the Previous Plan, and the Board believes that it would be appropriate to have available for grant an amount of shares that would enable the Company to provide equity incentives to Plan participants for the next several years. If the Plan is approved by our shareholders, no further grants will be made under the Previous Plan. The net increase in shares available for grant if the Plan is approved by our shareholders will be 500,000 shares.

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company's chief executive officer and certain other executive officers. Qualified performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and SARs granted under the Plan are intended to qualify as "performance-based compensation." Other awards will be "performance-based compensation" if they are so designated and if their grant, vesting or settlement is subject to the performance criteria set forth in the Plan and the other requirements of Section 162(m) are satisfied. Stock awards, stock units, dividend equivalents and other stock-based awards that vest solely upon the passage of time do not qualify as "performance-based compensation."

The material terms of the Plan are summarized below. A copy of the full text of the Plan is attached to this proxy statement as Appendix A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan.

Material Features of the Plan

General. The Plan provides that grants may be made in any of the following forms:

●	Incentive stock options

●	Nonqualified stock options

●	Stock units

●	Stock awards

●	Stock appreciation rights (“SARs”)

●	Dividend equivalents

●	Other stock-based awards

The Plan authorizes 630,000 shares of our common stock for issuance, subject to adjustment in the event of certain events affecting our common stock, as described below under "Adjustment Provisions." The maximum aggregate number of shares of our common stock that may be subject to grants under the Plan to any individual during any calendar year is 100,000 shares, also subject to adjustment. If dividend equivalents are granted as "qualified performance-based compensation," a grantee may not accrue more than $100,000 of dividend equivalents during any calendar year.

If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised, or if any stock awards, stock units, or other stock-based awards are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not become available again for issuance under the Plan. If SARs are exercised, the full number of shares subject to the exercised SARs will be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs. Except for SARs settled in cash, to the extent any grants are paid in cash and not in shares of common stock, any shares previously subject to such grants will not count against the share limits under the Plan.

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Administration. The Plan will be administered and interpreted by the Equity Grant Committee (the “Committee”). However, any grants to members of the Committee must be authorized by our Board of Directors. References to the Committee include our Board of Directors where appropriate.

The Committee has the sole authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of three non-employee directors, Sonia B. Beard, Diana Mazuelos Conard and John B. Turner, with Mr. Turner serving as Chairperson.

Eligibility for Participation. All of our employees (including an employee who is a member of our Board of Directors), non-employee directors, consultants and advisors who perform services for us and our subsidiaries (provided that services of a consultant or advisor are not in connection with the offer and sale of securities in a capital raising transaction and the consultant or advisor does not directly or indirectly promote or maintain a market in our securities) are eligible to receive grants under the Plan. As of March 31, 2015, approximately 125 employees and five non-employee directors, in addition to any consultants or advisors that may be designated, subject to Plan limitations, to receive grants, are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible, and the Committee will determine the number of shares of our common stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”), or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will not be less than the fair market value of our common stock on the date of grant, which, because our common stock is listed on Nasdaq, means the closing price of our common stock, as reported by Nasdaq on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of grant.

The Committee will determine the term of each option, which may not exceed ten years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, however, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

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The Committee also will determine the other terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options at any time for any reason. Except as provided in the grant instrument or as otherwise determined by the Committee, the following provisions will apply if a grantee ceases to be employed by, or provide services to, us or a subsidiary of ours:

●	If the cessation of employment or service is due to any reason other than disability, death or termination for “cause” (as defined in the Plan), options that are otherwise exercisable will remain exercisable for the lesser of 90 days after such termination or the remaining term of the stock option.

●	If the cessation of employment or service is due to termination by us or one of our subsidiaries for “cause” (as defined in the Plan), all outstanding options will terminate.

●	If the cessation of employment or service is due to disability, options that are otherwise exercisable will remain exercisable for the lesser of one year after such cessation or the remaining term of the stock option.

●	If the cessation of employment or service is due to death, or if the grantee dies within 90 days after cessation of employment or service due to any reason other than disability or termination for “cause,” options that are otherwise exercisable will remain exercisable for the lesser of one year after such termination or the remaining term of the stock option.

Unless otherwise provided by the Committee, any options held by a Plan participant that are not otherwise exercisable as of the date the participant ceases to be employed by, or provide services to, us or our subsidiaries will terminate.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by our Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price and applicable taxes, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board or (iv) by another method approved by our Committee. The Plan also includes a net exercise feature to enable us to issue to a grantee a net number of shares on exercise of a nonqualified stock option by reducing the shares that would otherwise be issued on exercise by a number of shares with a fair market value equal to the exercise price. This will result in fewer shares being issued and potentially sold into the market and will enable a grantee to exercise options without making a payment in cash or in kind for the exercise of the options.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Committee determines.

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The Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant. Unless the Committee determines otherwise, the grantee will have the right to vote shares of our common stock subject to the stock award and to receive dividends paid on the shares during the restriction period. Unless the Committee determines otherwise, all stock awards that remain subject to a restriction period or other restriction will be forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount of cash based on the value of a share of our common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or satisfaction of other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Committee. Unless the Committee determines otherwise, all unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of our common stock underlying the SAR on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The Committee will determine the term of each SAR, which shall not exceed ten years from the date of grant.

At the time of grant, the Committee will establish the base amount of each SAR, which will be equal to the per share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the SAR is granted. The Committee will determine the terms and conditions of SARs, including when they become exercisable. If a grantee ceases to be employed by, or provide services to, us or a subsidiary of ours, the provisions described above with respect to termination of a stock option following cessation of a grantee's employment or service will apply to an SAR. The Committee may accelerate the exercisability of any SARs.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for other stock-based awards will be determined by the Committee.

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Dividend Equivalents

The Committee may grant dividend equivalents in connection with grants of stock units or other stock-based awards made under our Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. The Committee will determine whether dividend equivalents will be paid currently or accrued as contingent cash obligations. The Committee will determine the terms and conditions of the dividend equivalent grants, including whether the grants are payable upon the achievement of specific performance goals.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences” below). These goals may be applied to grants of stock units, stock awards, other stock-based awards or dividend equivalents provided to employees under the Plan. If the Committee determines to include the performance goals as part of a grant, it will, prior to, or soon after the beginning of, the performance period, establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions deemed necessary or appropriate.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholder equity; total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; invested capital, required rate of return on capital or return on invested capital; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating margin; return on operating revenue or return on operating income; collections and recoveries, litigation and regulatory resolution goals, general and administrative and other expense control goals, budget comparisons, growth in shareholder value relative to the growth of the companies and other entities included in a specified index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; credit rating; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance our revenue or profitability or enhance our customer base; mergers and acquisitions; and other similar criteria consistent with the foregoing.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any grant under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. The Plan provides for the Committee to make adjustments in connection with stock splits, stock dividends, recapitalizations, mergers, reorganizations, consolidations or specified events affecting our common stock, including, among others, a substantial reduction in the value of our outstanding shares as a result of our payment of an extraordinary dividend. The adjustments will include adjustments in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, the kind and number of shares covered by outstanding grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or applicable market value of any outstanding grants to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions applicable to a change in control, discussed below, will apply. Any adjustments to outstanding grants must be consistent with section 409A or 422 of the Code, to the extent applicable.

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Change of Control. Unless the Committee determines otherwise, effective upon the date of the change of control:

●	All outstanding options and SARs will automatically accelerate and become fully exercisable;

●	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

●	All stock units, other stock-based awards and dividend equivalents will become fully vested and will be paid at their target value, or in such greater amounts as the Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Committee may take any of the following actions with respect to any or all outstanding grants under the Plan:

●	Require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares of our common stock subject to the grantee’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

●	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

●	Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

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Generally, a change of control under the Plan occurs:

●	if a person, entity or affiliated group becomes a beneficial owner of more than 50% of the voting power our then outstanding securities (other than as a result of (i) any transfer by any person who, as of the effective date of the change in control, owns more than 50% of the voting power of our outstanding securities or (ii) any transaction in which we become the subsidiary of another company and in which our shareholders immediately prior to the transaction will, immediately after the transaction, beneficially own shares having more than 50% of the voting power of all of the parent company's securities in the election of directors);

●	if we merge or consolidate with another entity, unless our shareholders immediately prior to the merger will beneficially own, in substantially the same proportions as immediately prior to the transaction, at least 50% of the combined voting power of the securities of the surviving corporation;

●	if we sell or dispose of all or substantially all of our assets;

●	if we are liquidated or dissolved; or

●	if, within any 24-month period, "incumbent directors" cease to constitute at least a majority of the Board. For this purpose, "incumbent directors" are persons who (i) were directors at the beginning of the period and (ii) were elected to the Board on the recommendation or with the approval of two-thirds of the directors who then were incumbent directors, unless the election, recommendation, or approval was the result of an actual or threatened election contest.

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, in accordance with such terms as the Committee may determine.

Grants to Persons Who Become Employees as a Result of a Business Combination or Other Specified Transaction. The Committee may make a grant to an employee of another corporation who becomes our employee or an employee of one of our subsidiaries by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new grants as it deems appropriate, including setting the exercise price of options or the base price of SARs at a price necessary to retain for the grantee the same economic value as the prior options or rights.

Grantees Outside of the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable country.

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No Repricing of Options. Neither our Board nor the Committee can amend the Plan or options previously granted under the Plan to permit a repricing of options, without prior shareholder approval, other than in connection with adjustments described above under "Adjustment Provisions."

Amendment and Termination of the Plan. Our Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.

Amendment to Outstanding Grants. An outstanding grant may be amended to comply with applicable law or by agreement of the Company and the Participant consistent with the Plan.

Shareholder Approval for Qualified Performance-Based Compensation. If stock awards, stock units, performance units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be reapproved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which our shareholders previously approved the Plan.

Clawback Rights. The Committee may provide that, if a grantee breaches any restrictive covenant agreement or otherwise engages in activities that constitute "cause" either while employed by, or providing service to, us or a subsidiary of ours within a specified period of time thereafter, all grants held by the grantee will terminate. Under these circumstances, we may rescind any exercise of an option or SAR and the vesting of any other grant, as well as delivery of shares upon such exercise or vesting. The Committee may require that in the event of any such rescission, the grantee must (i) return the shares received upon the exercise of any option or SAR or the vesting and payment of any other grant or (ii) pay to us the amount of any gain realized or net payment received as a result of any sale or other disposition of the shares.

New Plan Benefits

The amount of equity awards to be provided to our employees under the Plan is not currently determinable. The following table provides information regarding stock awards granted in 2014 under the Previous Plan to our named executive officers and to some of our other employees. Since the adoption of the Previous Plan in 2011, the Company has made annual grants of stock awards under the Previous Plan to the named executive officers and other employees. Amounts to be awarded under the Plan will be subject to the discretion of the Equity Grant Committee, which has not yet determined to whom awards will be made and the terms and conditions of such awards.

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Name and Position	Number of Shares Underlying Stock Awards(1)	Grant Date Fair Value of Stock Awards(2)
Peter G. Dornau President and Chief Executive Officer	15,000	$43,425
Gregor M. Dornau Vice President - Sales & Marketing	15,000	$43,425
Jeffrey S. Barocas Vice President – Finance, Chief Financial Officer	15,000	$43,425
William W. Dudman Vice President - Operations	15,000	$43,425
Executive Officers as a group	60,000	$173,700
Non-executive directors as a group	–	–
Non-executive officer employees as a group	63,000	$182,385

(1)	All stock awards vested upon grant.

(2)	The amounts shown are equal to the grant date fair value of the stock awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

The last sale price of a share of our common stock on April 20, 2015, was $3.67 per share, as reported by Nasdaq.

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

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Exceptions to these general rules arise under the following circumstances:

(i)	If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)	If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)	A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other executive officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to elect to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the grantee’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

The Board of Directors unanimously recommends a vote FOR the approval of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan.

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PROPOSAL 4. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation tables and related disclosures included in this proxy statement.

As indicated in the compensation tables included in this proxy statement, we have designed our compensation program to reflect the size of our operations. While we believe that our executive compensation is modest, we design our compensation with a view towards retaining our executives, motivating them to devote their efforts towards profitable growth of our businesses and aligning their interests with those of our shareholders.

Accordingly, the Board recommends that our shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Ocean Bio-Chem, Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related materials disclosed in the proxy statement for the 2015 Annual Meeting.

This is an advisory vote, which means that the shareholder vote is not binding on us. Nevertheless, we value the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to shareholders, with respect to two or more shareholders sharing the same address by delivering a single copy of the materials addressed to those shareholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household annual reports to shareholders and proxy materials by delivering a single copy of the material to multiple shareholders sharing the same address, unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes in the future to receive a separate annual report to shareholders and proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request to the shareholder’s broker if the shares are held in a brokerage account or to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314, telephone (954) 587-6280, if the shares are registered in the name of the shareholder. We will send additional copies of the relevant material following receipt of a request for additional copies.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and persons holding more than ten percent of our common stock are required to file with the Securities and Exchange Commission initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2014, except that Mr. Turner filed a report of changes in beneficial ownership with respect to the exercise of a stock option and retention of a portion of the shares by the company for tax withholding purposes three days after the applicable due date.

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SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit the proposal to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Shareholder proposals for inclusion in our proxy statement for the 2016 Annual Meeting must be received on or before January 1, 2016 and must comply in all other respects with applicable SEC rules.

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2016 Annual Meeting of Shareholders other than a proposal for inclusion in the proxy statement pursuant to the SEC’s rules, or who wants to nominate a person for election to the board of directors at that meeting, must notify our Corporate Secretary in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices no earlier than January 30, 2016 and no later than February 29, 2016. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to our Corporate Secretary at the address set forth in the preceding paragraph.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements and schedules thereto filed with the SEC, but excluding exhibits, are available without charge to shareholders upon written request addressed to Corporate Secretary, Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Ft. Lauderdale, FL 33314. The Form 10-K provided to shareholders includes a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon payment of reproduction and mailing expenses.

Ft. Lauderdale, Florida

April 30, 2015

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APPENDIX A

OCEAN BIO-CHEM, INC.

2015 EQUITY COMPENSATION PLAN

The purpose of the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan (the “Plan”) is to provide (i) employees of Ocean Bio-Chem, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards.

The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan shall be effective as of the Effective Date.

Section 1.          Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a)         “Board” shall mean the Board of Directors of the Company.

(b)         “Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant (i) has breached his or her employment or service contract with the Employer, (ii) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(c)         Unless otherwise set forth in a Grant Instrument, a “Change of Control” shall be deemed to have occurred if:

(i)          Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (a) any transfer of shares by a person who, as of the Effective Date, owns more than 50% of the voting power of the outstanding securities of the Company or (b) a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction will immediately after the transaction beneficially own shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors.

(ii)         The consummation of (A) a merger or consolidation of the Company with another corporation where the shareholders of the Company immediately prior to the merger or consolidation will not, immediately after the merger or consolidation, beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

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(iii)        Within any 24-month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest.

The Committee may modify the definition of Change of Control for a particular Grant as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

(d)         “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e)         “Committee” shall mean the Equity Grant Committee of the Board or another committee appointed by the Board to administer the Plan. The Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act.

(f)         “Company” shall mean Ocean Bio-Chem, Inc. and shall include its successors.

(g)         “Company Stock” shall mean the common stock, $0.01 par value, of the Company.

(h)         “Disability” or “Disabled” shall mean a Participant’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan, if any, applicable to the Participant or as otherwise determined by the Committee.

(i)          “Dividend Equivalent” shall mean an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any dividend paid on its outstanding Company Stock in consideration other than cash.

(j)          “Effective Date” shall mean May 29, 2015; provided the shareholders approve the Plan on such date.

(k)         “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

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(l)          “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor or member of the Board).

(m)         “Employer” shall mean the Company and each of its subsidiaries.

(n)         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)         “Exercise Price” shall mean the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(p)         “Fair Market Value” shall mean:

(i)          If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the closing price during regular trading hours, as reported by such exchange, on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.

(ii)         If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

(q)         “Grant” shall mean an Option, SAR, Stock Award, Stock Unit, or Other Stock-Based Award granted under the Plan.

(r)          “Grant Instrument” shall mean the written agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(s)         “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(t)          “Key Advisor” shall mean a consultant or advisor of the Employer.

(u)         “Non-Employee Director” shall mean a member of the Board who is not an Employee.

(v)         “Nonqualified Stock Option” shall mean an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(w)         “Option” shall mean an option to purchase shares of Company Stock, as described in Section 6.

(x)         “Other Stock-Based Award” shall mean any Grant based on, measured by or payable in Company Stock, as described in Section 10.

(y)         “Plan” shall mean this Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan, as in effect from time to time.

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(z)         “Participant” shall mean an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.

(aa)       “SAR” shall mean a stock appreciation right, as described in Section 9.

(bb)       “Stock Award” shall mean an award of Company Stock, as described in Section 7.

(cc)        “Stock Unit” shall mean an award of a phantom unit representing a share of Company Stock, as described in Section 8.

Section 2.          Administration

(a)         Committee. The Plan shall be administered and interpreted by the Committee; provided, however, that any Grants to members of the Equity Grant Committee must be authorized by the Board. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee. In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee or any successor Board committee performing substantially the same functions.

(b)         Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such individual, (iii) determine the time when the Grants will be made, (iv) determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grant, subject to the provisions of Section 18 below, and (vi) deal with any other matters arising under the Plan.

(c)         Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Section 3.          Grants

Grants under the Plan may consist of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9, and Other Stock-Based Awards as described in Section 10. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

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Section 4.          Shares Subject to the Plan

(a)         Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be 630,000 shares, all of which may be issued or transferred under the Plan pursuant to Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.

(b)         Share Counting. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option, and shares withheld or surrendered for payment of taxes, shall not be available for re-issuance under the Plan. If SARs are exercised, the full number of shares subject to the exercised SARs shall be considered issued under the Plan, without regard to the number of shares issued upon settlement of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Instrument to be paid in cash and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c)         Individual Limits. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 100,000 shares, subject to adjustment described below. The maximum aggregate number of shares of Company Stock for which Options or SARs may be granted under the Plan to any individual during any calendar year is 100,000 shares, subject to adjustment as described below. The maximum aggregate number of shares of Company Stock with respect to which Stock Awards, Stock Units or Other Stock-Based Awards may be granted under the Plan to any individual during any calendar year as “qualified performance-based compensation” under Section 12 shall be 100,000 shares, subject to adjustment as described below. The foregoing individual share limits shall apply without regard to whether such Grants are to be paid in Company Stock or in cash.

(d)         Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section 13 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

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Section 5.          Eligibility for Participation

(a)         Eligible Persons. All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan. Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)         Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

Section 6.          Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate. The following provisions are applicable to Options:

(a)         Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)         Type of Option and Exercise Price.

(i)          The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)         The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c)         Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d)         Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

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(e)         Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)         Termination of Employment, Disability or Death.

(i)          Except as provided below, an Option may only be exercised while the Participant is employed by, or providing service to, the Employer as an Employee, member of the Board or Key Advisor.

(ii)         In the event that a Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or termination for Cause, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within 90 days after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(iii)         In the event the Participant ceases to be employed by, or provide service to, the Company on account of a termination for Cause by the Employer, any Option held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing service to, the Employer or after the Participant’s termination of employment or service, any Option held by the Participant shall immediately terminate and the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iv)         In the event the Participant ceases to be employed by, or provide service to, the Employer because the Participant is Disabled, any Option which is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options which are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v)         If the Participant dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Participant ceases to be employed or provide service on account of a termination specified in Section 6(f)(ii) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Participant shall terminate unless exercised within one year after the date on which the Participant ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Participant’s Options that are not otherwise exercisable as of the date on which the Participant ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

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(g)         Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. In addition, to the extent an Option is at the time vested with respect to all or a portion of the shares of Company Stock underlying the Option, all or any part of that vested portion may be surrendered to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)         Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. The aggregate number of shares of Company Stock that may be issued under the Plan as Incentive Stock Options is 630,000 shares, and all shares issued under the Plan as Incentive Stock Options shall count against the aggregate number of shares of Company Stock set forth in Section 4(a) that may be issued or transferred under the Plan.

Section 7.          Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(a)         Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(b)         Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

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(c)         Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 16(a) below. Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed. Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)         Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

(e)         Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 8.          Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate. The following provisions are applicable to Stock Units:

(a)         Crediting of Units. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met. All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)         Terms of Stock Units. The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)         Requirement of Employment or Service. If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)         Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

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Section 9.          Stock Appreciation Rights

The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option. The following provisions are applicable to SARs:

(a)         General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with any Option (for all or a portion of the shares of Company Stock underlying the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

(b)         Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)         Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 6(f) above. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)         Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)         Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f)         Form of Payment. The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

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Section 10.         Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 6, 7, 8, and 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 11.         Dividend Equivalents

The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards. Dividend Equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

Section 12.         Qualified Performance-Based Compensation

The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code. The following provisions shall apply to Grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents that are to be considered “qualified performance-based compensation” under section 162(m) of the Code:

(a)         Performance Goals.

(i)          When Stock Awards, Stock Units, Other Stock-Based Awards or Dividend Equivalents that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance will be measured, (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code.

(ii)         The performance goal criteria may relate to the Participant’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average shareholder equity; total shareholder return or growth in total shareholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; invested capital, required rate of return on capital or return on invested capital; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating margin; return on operating revenue or return on operating income; collections and recoveries, litigation and regulatory resolution goals, general and administrative and other expense control goals, budget comparisons, growth in shareholder value relative to the growth of the companies and other entities included in a specified index, the S&P Global Industry Classification Standards (“GICS”) or GICS Index, or another peer group or peer group index; credit rating; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; merger and acquisitions; and other similar criteria consistent with the foregoing.

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(b)         Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

(c)         Maximum Payment. The maximum number of shares of Company Stock that may be subject to Grants made to an individual during a calendar year shall not exceed the individual limit set forth in Section 5(c). If Dividend Equivalents are granted as “qualified performance based compensation,” the maximum amount of Dividend Equivalents that may be credited to the Employee’s account in a calendar year is $100,000.

(d)         Certification of Results. The Committee shall certify and announce the results for each performance period to all Participants after the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents for the performance period shall be forfeited or shall not be made, as applicable. If Dividend Equivalents are granted as “qualified performance-based compensation” under section 162(m) of the Code, a Participant may not accrue more than $100,000 of such Dividend Equivalents during any calendar year.

(e)         Death, Disability or Other Circumstances. The Committee may provide that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall be payable or restrictions on such Grants shall lapse, in whole or in part, in the event of the Participant’s death or Disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

Section 13.         Consequences of a Change of Control

(a)         Notice and Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

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(b)         Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the shares of Company Stock equals or is less than the per share Exercise Price or base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR. The Committee may provide in a Grant Instrument that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

Section 14.         Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Grant. If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals. The rules and procedures for any such deferrals shall be consistent with applicable requirements of section 409A of the Code.

Section 15.         Withholding of Taxes

(a)         Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)         Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

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Section 16.         Transferability of Grants

(a)         Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)         Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 17.         Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 18.         Amendment and Termination of the Plan

(a)         Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)         No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in accordance with the applicable stock exchange in which such shares of Company Stock are registered, as in effect from time to time, provided, that adjustments in accordance with Section 4(d) shall not constitute a repricing.

(c)         Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made as “qualified performance-based compensation” under Section 12 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

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(d)         Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(e)         Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 20(f) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 20(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.

Section 19.         Miscellaneous

(a)         Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)         Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)         Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d)         Rights of Participants. Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)         No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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(f)         Compliance with Law.

(i)          The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement or condition for satisfaction of a regulatory exception under section 16 of the Exchange Act or sections 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required or otherwise imposed under section 16 of the Exchange Act or sections 422, 162(m) or 409A of the Code or the rules and regulations thereunder, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)         The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)        Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (determined as set forth below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(iv)        Notwithstanding anything in the Plan or any Grant Instrument to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(g)         Employees Subject to Taxation Outside the United States. With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

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(h)         Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Grant or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer. In addition, all Grants under the Plan will be subject to such other compensation, clawback and recoupment policies that may be applicable to employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before the Effective Date.

(i)          Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Florida, without giving effect to the conflict of laws provisions thereof.

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OCEAN BIO-CHEM INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

A Proposals — The Board of Directors recommends a vote "FOR" the nominees listed below and "FOR" Proposals 2 – 4.

1. Election of Directors:

01 - Jeffrey S. Barocas	02 - Sonia B. Beard	03 - Diana Mazuelos Conard
04 - Gregor M. Dornau	05 - Peter G. Dornau	06 - William W. Dudman
07 - James M. Kolisch	08 - John B. Turner	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

Note: To vote on such other business as may properly come before the meeting and any adjournment or postponements thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears below. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If the holder is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

022C0B

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — OCEAN BIO-CHEM, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — MAY 29, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Peter G. Dornau and Jeffrey S. Barocas and each of them as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all the shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. to be held at 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314 on May 29, 2015 at 10:00 a.m., Eastern Daylight Time, and at any adjournments or postponements thereof, subject to the directions set forth on this proxy.

The shares represented by this proxy will be voted in accordance with the instructions provided. If no instructions are given, the shares represented by this proxy will be voted FOR the election of the nominees named in proposal 1, and FOR proposals 2, 3 and 4. This proxy also delegates discretionary authority to vote with respect to any other matters that may properly come before the meeting or any adjournments or postponements thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

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